Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-273996, 333-275465, 333-279289, 333-281517, 333-283185, 333-283784 and 333-284812) and Form S-8 (Nos. 333-261547, 333-263544, 333-265955, 333-270569 and 333-277551) of Archer Aviation Inc. of our report dated February 27, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Irvine, California
February 27, 2025